Prospectus Supplement (Sales Report) No. 15 dated January 27, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 367624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367624	$8,000	$8,000	15.05%	1.00%	January 20, 2009	January 24, 2012	January 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 367624. Member loan 367624 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,508 / month
Current employer:	Twin Valley School District	Debt-to-income ratio:	14.91%
Length of employment:	9 years 3 months	Location:	Wyomissing, PA

Home town:	Reading
Current & past employers:	Twin Valley School District, MJ Reider Associates
Education:	Alvernia College, Wilkes University

This borrower member posted the following loan description, which has not been verified:

My husband and I are going through the adoption process. We are adopting an infant girl through the country of Taiwan. We are using part of a home equity line of credit and our own savings to pay the expenses. We do need a loan to help with travel expenses as well as foster care fees. We regularly pay our bills and both have good jobs. I am an elementary teacher and he is a lab analyst. We hope to have the loan paid off by tax season of 2010. Adoption tax credits will help fund most of our expenses.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	22	Months Since Last Delinquency:	8
Revolving Credit Balance:	$26,814.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have an adopted child myself so am very interested in your situation. However, I notice you have had 5 delinquent accounts in the past 2 years. Can you explain this?	Hello, Congratulations on your adoption! We had some issues with a medical bill that were weren't even supposed to have to pay. We battled our insurance company for months about it. We are trying our best to get it taken off our records but it has been a battle. We pay most all of our bills online through our bank. These are taken out automatically each month so that everything is paid on time. We haven't had such issues in almost a year. I also want to add that the 23,000 we have listed as credit is a home equity loan that was used to help do home renovations and pay off a medical bill. Thanks

Member Payment Dependent Notes Series 367694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367694	$2,750	$2,750	16.95%	1.00%	January 27, 2009	January 31, 2012	January 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 367694. Member loan 367694 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$350 / month
Current employer:	Clark University	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Watertown, MA

Home town:	Quincy
Current & past employers:	Clark University, Target, Seven Hills Foundation, L. F. Luchner
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

I'm finishing my undergraduate degree at Clark University in Worcester, MA this spring and need a small loan to help pay for my final semester. My degree is in psychology with a minor in entrepreneurship. I work between 20-30 hours per week which is more than enough to make monthly repayments.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide details regarding your monthly income and expenses?	Income Jazzman's Cafe 12.5hrs/wk at $9.50/hr = $475/mo Communications - 20hrs/wk at $10/hr. = $800/mo Academic Technology - 8hrs/wk at $11/hr = $350/mo Total = $1625 (14-15 after tax) Expenses Rent+Utilities - $430/mo. Tuition repayment - $670/mo. Auto - $0 (no car) Food - $0 (meal plan) Total - $1100. Currently $300-$400 remaining / mo. Upon receiving loan include a ~$100/mo. expense.

Member Payment Dependent Notes Series 370458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370458	$15,000	$15,000	13.47%	1.00%	January 22, 2009	January 24, 2012	January 24, 2013	$5,400

                This series of Notes was issued upon closing and funding of member loan 370458. Member loan 370458 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.93%
Length of employment:	n/a	Location:	Playa del Rey, CA

Home town:
Current & past employers:	Magellan Health Services
Education:	Pacifica Graduate Institute

This borrower member posted the following loan description, which has not been verified:

Tuition, housing, fees, travel expenses

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,231.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371441	$1,875	$1,875	8.00%	1.00%	January 22, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371441. Member loan 371441 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Enviro-Rents Inc.	Debt-to-income ratio:	19.06%
Length of employment:	18 years 7 months	Location:	Kings Beach, CA

Home town:	camden
Current & past employers:	Enviro-Rents Inc., North Tahoe PUD
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

Thank You for taking the time to consider my loan request. I am currently seeking a loan for my business. This loan will be used to consolidate a high interest credit card and to make final payments on two 2008 pre-season merchandise invoices. I have owned and operated this growing adventure sports business for over 18 years. The business has been located on the North Shore of Lake Tahoe for that entire time. We carry Hobie, Wilderness Systems, Perception Kayaks, sailboats and stand-up paddleboards etc half of the year and then we add winter gear skis, snow shoes and soft goods for the second half of the year. This growing business consists of a retail store front location on the busiest intersection on the north shore. We also have an outdoor lake front space in back of shop that is next to public beach park for our kayak and sailboat rentals. There is not a better location on the lake for what we do. We also offer online sales. Our third quarter of 2008 was our best quarter to date with a net of 240,000.00. We sold more kayaks and sailboats than ever before and also increased our rentals and guided tour business. One reason I seek this loan is to pay off the remaining kayak inventory. In the kayak world you must order pre-season to have boats in stock while ?in season? estimating exactly how many you will need is impossible so we always carry some extras throughout the off season. This is also necessary in order to have off season sales (we sold three $800 kayaks last week). I am a healthy 51 year old husband and father. I have been married for 27 years. I have two wonderful children ages 20 and 26. My wife is a special needs school teacher and I also have a part time job that pays me a salary of just over $500 a week. I can work the business during the day and work my salary job at night when I am needed. I can be trusted to pay back this loan in a timely consistent manner. My goal is to pay this loan back by the end of the summer. This business has grossed (in one day) $12,500.00 the amount of this loan request. Thank You Again, Harry King

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,835.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371589	$4,200	$4,200	11.58%	1.00%	January 22, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371589. Member loan 371589 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	apco graphics	Debt-to-income ratio:	22.09%
Length of employment:	13 years 2 months	Location:	douglasville, GA

Home town:	washington D.C.
Current & past employers:	apco graphics
Education:

This borrower member posted the following loan description, which has not been verified:

I have some repair work that needs to be done on the back sunroom/porch.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,166.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371632	$15,000	$15,000	15.05%	1.00%	January 21, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371632. Member loan 371632 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Forsythe Technology	Debt-to-income ratio:	12.42%
Length of employment:	4 months	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Forsythe Technology
Education:	Northeastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Basically I'm a kid who bit off more than I could chew. What I owe... $4000 Credit Card A $2000 Credit Card B $8500 Auto Loan Now I have rent to pay, utilities to handle and although I have a great job, the interest rates are killing me and if I got hit by lightning, I couldn't pay the hospital bill. Not to mention that Student Loans will be kicking in soon. I just want to get a loan, pay off the debts and keep the single loan payment.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,193.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the impact of the recession on your company? And are client contracts long-term?	Well, so far the impact hasn't been horrendous. Although in times like these, people are slowing down and trying to figure out if they really need our IT services or if they can go about it themselves or directly to a dealer. What gives us an edge is the fact that we have customer support and we're good at it so... Long story short, our company is well and we still made money at the end of 2008 and we forecast that we'll still be able to make some (maybe not as much) money this year. A good chunk of our clients are long term and we're generally moving into making most if not all of our contracts long-term. We find that this way we get repeat business and by word of mouth (and proven technique), we gain new business. Plus, when speaking in just pure numbers, there's more money in long-term than short term. I hope that answered your question? If not, let me know.

Member Payment Dependent Notes Series 371762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371762	$8,000	$8,000	12.53%	1.00%	January 20, 2009	January 21, 2012	January 21, 2013	$950

                This series of Notes was issued upon closing and funding of member loan 371762. Member loan 371762 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Amedisys inc	Debt-to-income ratio:	21.29%
Length of employment:	20 years	Location:	SOUTH HOLLAND, IL

Home town:	Chicago
Current & past employers:	Amedisys inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a 8,000 personal loan that I would pay for at a fixed rate over a 36 month period.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$34,938.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 371909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371909	$15,000	$15,000	10.95%	1.00%	January 22, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371909. Member loan 371909 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	West Boca Medical Center	Debt-to-income ratio:	8.14%
Length of employment:	10 years	Location:	BOCA RATON, FL

Home town:	Rahway
Current & past employers:	West Boca Medical Center, Delray Medical Center, Roselle Park Police Department
Education:	Lynn University

This borrower member posted the following loan description, which has not been verified:

I would like to use a personal loan to consolidate my credit cards.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,333.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372028	$10,000	$10,000	12.84%	1.00%	January 22, 2009	January 19, 2012	January 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372028. Member loan 372028 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,279 / month
Current employer:	State Department Federal	Debt-to-income ratio:	21.64%
Length of employment:	5 years 3 months	Location:	Alexandria, VA

Home town:	Alexandria
Current & past employers:	State Department Federal
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

I need to consolidate all of my high interest loans and accounts with an exception of my car loan.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,227.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide details of how you got into the credit card debt?	I got into the majority of my credit card debt because of hotel, flying and car expenses going back and forth constantly on weekends, holidays etc. checking on my mom who resided in a nursing home in California battling breast cancer for two years until she passed away last year.

Member Payment Dependent Notes Series 372130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372130	$5,000	$5,000	15.05%	1.00%	January 26, 2009	January 26, 2012	January 26, 2013	$300

                This series of Notes was issued upon closing and funding of member loan 372130. Member loan 372130 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	International network solutions	Debt-to-income ratio:	9.52%
Length of employment:	4 years	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	International network solutions
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

This Loan is to help me with school and to catch up on bills

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,840.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you currently employed? What kind of degree is this? (college, master's, j.d., phd?)	Yes I am working and it is for my A.S . Thanks :) Today I just paid 300 for just 2 books .

Member Payment Dependent Notes Series 372144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372144	$10,000	$10,000	9.63%	1.00%	January 22, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372144. Member loan 372144 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SC Law Enforcement Division	Debt-to-income ratio:	11.24%
Length of employment:	11 years	Location:	IRMO, SC

Home town:	Greenwood
Current & past employers:	SC Law Enforcement Division
Education:	University of South Carolina-Columbia (USC), Winthrop University

This borrower member posted the following loan description, which has not been verified:

This loan will allow me to pay off a card card and another purchase at a lower interest rate.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	62
Revolving Credit Balance:	$3,649.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372327	$7,500	$7,500	13.79%	1.00%	January 20, 2009	January 20, 2012	January 20, 2013	$350

                This series of Notes was issued upon closing and funding of member loan 372327. Member loan 372327 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	AmSafe Aviation	Debt-to-income ratio:	4.18%
Length of employment:	3 years 7 months	Location:	Mesa, AZ

Home town:	Holdrege
Current & past employers:	AmSafe Aviation, Tempe Union High School
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Purchase a currently operating spa.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	69
Revolving Credit Balance:	$3,554.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 372330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372330	$10,000	$10,000	11.26%	1.00%	January 22, 2009	January 20, 2012	January 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372330. Member loan 372330 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$32,500 / month
Current employer:	Self	Debt-to-income ratio:	15.68%
Length of employment:	18 years	Location:	Las Vegas, NV

Home town:	Santa Ana
Current & past employers:	Self, Gymboree / Owner
Education:

This borrower member posted the following loan description, which has not been verified:

We want to pay off past due taxes for business using a reasonably priced loan. Cash flow has been good but not enough to pay entire amount for prior accounting mistake regarding taxes (2 quarters of 941's totaling $35,000). We are now enrolled with Paychex payroll services and they make appropriate deposits. Prior manager of the restaurant made mistakes and we, the owners, have now taken over management. Web site is www.mezzobistro.com. The restaurant is very popular because of quality and pricing and was just named as one of the top 10 restaurants in Las Vegas (December 2008 Review Journal Newspaper). Opened in January 2008 and has grossed over $75,000. per month since with August and December going over $100,000.00.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,217.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Has the Las vegas slowdown affected your business' revenue? Do you project a downward reduction in revenue as the recession deepens?	It has actually helped us. We're off the main strip making us accessible and affordable. I'm still waiting for it to hit, but it hasn't. Most of the restaurants in our area have closed and we are one of only a few that still offer good food and wine. Our other partner and Chef has a great reputation in Vegas. The fact that he's not on the Strip means we don't charge Strip prices but supply the same or better quality food.
Help me understand - If you have $32,500 per mth income, with a debt load of $5,200 you have $17,500 left. Allow a 40% tax bracket and you're down to $14,300.00 It would seem to me that you could pay if yourself in 4 or 5 months. Why get a loan?	A couple of reasons. One is that we initially put over $300,000.00 in the restaurant so that we wouldn't have any debt. To date we still don't have any debt other than as disclosed. We set up this proposed loan to be paid from the restaurant account because the restaurant is cash flowing steady at about $75K average a month. Second, we have 2 children whom both are in college. This s an additional monthly expense that's not really shown in our credit report. We really feel that the restaurant should stand on it's own now. We are only partners and feel that this was the best way to address the problem. also, we do anticipate a slow down in our other businesses and want to retain what liquidity we have for any emergencies that my arise.

Member Payment Dependent Notes Series 372378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372378	$5,000	$5,000	13.47%	1.00%	January 23, 2009	January 26, 2012	January 26, 2013	$300

                This series of Notes was issued upon closing and funding of member loan 372378. Member loan 372378 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Back to the Garden	Debt-to-income ratio:	12.15%
Length of employment:	2 years	Location:	ATHENS, GA

Home town:	Athens
Current & past employers:	Back to the Garden
Education:	UGA

This borrower member posted the following loan description, which has not been verified:

I'm enrolling in five week truck driver training school to obtain a commercial driver's license. There is guaranteed employment upon graduation. I hope to start out the new year with increased income with the goal of making real estate investments when the housing market bottoms out.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,643.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372401	$7,000	$7,000	9.63%	1.00%	January 22, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372401. Member loan 372401 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,770 / month
Current employer:	Siemens E and A	Debt-to-income ratio:	14.05%
Length of employment:	24 years	Location:	Fort Worth, TX

Home town:	Fort Worth
Current & past employers:	Siemens E and A, Siecor (now Corning)
Education:	Texas Wesleyan University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay for daughters wedding. Expenses include but not limited to wedding dress, announcements, wedding venue, reception.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$5,265.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372416	$15,000	$15,000	13.47%	1.00%	January 20, 2009	January 20, 2012	January 20, 2013	$800

                This series of Notes was issued upon closing and funding of member loan 372416. Member loan 372416 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	naples yatch club	Debt-to-income ratio:	13.61%
Length of employment:	2 years 10 months	Location:	naples, FL

Home town:	leon
Current & past employers:	naples yatch club, key largo sheraton beach resort
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

i would like to pay off some of the high interest rate credit cards.

A credit bureau reported the following information about this borrower member on January 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	33
Revolving Credit Balance:	$26,821.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How has your company been impacted by the recession?	I work @ an exclusive private club, this year our revenue has increased 40%, from last year.
What is your current monthly CC payment? And how long have you been making those payments?	I have a montly payments of $600.00 At least 4 years.Because of the current economy 3 of my card issuers reduced my available credit line to a lower amount. In doing so, put my credit balances and credit lines within a few hundred dollars, thus lowering my credit score. Due to a periodic review of my credit report they were increasing my interest rate.

Member Payment Dependent Notes Series 372419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372419	$13,000	$13,000	13.47%	1.00%	January 22, 2009	January 20, 2012	January 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372419. Member loan 372419 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	21.11%
Length of employment:	8 years 4 months	Location:	PALMYRA, VA

Home town:	Portsmouth
Current & past employers:	Best Buy Co. Inc.
Education:	Embry Riddle Aeronautical University-Extended Campus

This borrower member posted the following loan description, which has not been verified:

Have a loan through Band of America at 19% APR which is pretty high. I'm a responsible person with a very stable job at a great company ( 8 years ). I've never made 1 single late payment in my life.

A credit bureau reported the following information about this borrower member on January 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,411.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit utilization is extremely high in terms of total dollars, overall utilization, and number of credit lines open. Yet the loan you are asking for is only about 20% of this total revolving credit debt. How does this request for a loan fit into your strategy for reducing that burden to something less risky?	hello, thanks for the question. I am currently hacking away at my debt each month fairly well. I heard about this site from someone and thought it was a really great idea. My strategy is to pay off the highest APR debts first and my loan through BOA is at 19% APR. The other revolving debt is a combination of 5 credit cards in which the APR ranges from 15% to as low as 7%. I'm not sure if it's showing up as a revolving debt but I also purchased a home little over 2 years ago and bought it 100% financed, so 80% is a fixed rate mortgage and 20% is a HELOC. On my page it mentions $64,000 or something in debt, most of that is from the HELOC which is actually a home loan. I hope this answers your questions, if you want to know anything else please ask. Again as I mentioned in my loan request I have never paid a bill late in my life, I manage a very solid buisiness that is not going anywhere even in this poor economy and I have a pretty decent cash flow. If all else were to fail I have enough in stock options + 401k to more than pay for this loan, I'd rather leave that money to grow than take it out! Thanks again,

Member Payment Dependent Notes Series 372465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372465	$6,000	$6,000	14.42%	1.00%	January 22, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372465. Member loan 372465 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Freelance Broadcast & Music	Debt-to-income ratio:	13.57%
Length of employment:	25 years	Location:	Orlando, FL

Home town:	denver
Current & past employers:	Freelance Broadcast & Music, Orange County Goverment
Education:	Unviversity of Central Florida, Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I have some unexpected expenses, and some old debts I want to discharge, and consolidate into a singular payment. I have a couple of 401 ks' I have been attempting to pull from, but do to restrictions on time between the request, and the last contributions to those accounts,I cannot access either account, as far as a withdrawal is concerned. So, having heard about this process I figured it was worth a try. I would rather just use money I "have", but given that i cant excercise that option, it forces the need to take out a loan. So, here I am. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	49
Revolving Credit Balance:	$27,254.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372469	$4,000	$4,000	13.79%	1.00%	January 22, 2009	January 22, 2012	January 22, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372469. Member loan 372469 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Advantage Business Consulting	Debt-to-income ratio:	15.47%
Length of employment:	1 year 8 months	Location:	Lebanon, OH

Home town:	Loveland
Current & past employers:	Advantage Business Consulting, U.S. Bank Arena
Education:	Ohio State University

This borrower member posted the following loan description, which has not been verified:

My fiancee is currently in a custody trial with the biological father of her beautiful 4 year old daughter. He hasn't seen her in 3 and 1/2 years. Jacqueline is a wonderful mother who is looking out for the best interest of her daughter, and needs help to pay for council for this trial. We have put $4000 into the case ourselves, which will be exhausted soon, and the lawyer operates on a retainer system, so we need another $4000 up front. Given initial court cost estimates we don't expect the entire retainer to be used and we hope to be able to pay a large portion of the loan off in a lump sum I am currently living with my parents. I have no rent, and minimal expenses. I pay 300 a month on a car, which will be paid off in April. I pay about $100 dollars on a cell phone a month. I also pay about $200 toward health insurance. The rest is going towards savings for our lives together. I can easily put this payment into my budget without too much stress. Also, my fiancee will be helping on this loan, even though her income isn't counted for the credit purposes. She makes an additional $25,000 a year.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,321.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372486	$15,000	$15,000	14.74%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 372486. Member loan 372486 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,458 / month
Current employer:	Boaz City School System	Debt-to-income ratio:	22.42%
Length of employment:	10 years	Location:	Boaz, AL

Home town:	Shepherd AFB
Current & past employers:	Boaz City School System, Alabama State Department of Education, Marshall County Board of Education, Sand Mountain Christian School - Albertville, AL, Private/Class Voice Teacher - 1981/1998, Private Piano Teacher - 1981/1998, Private Tutor - Reading, Mathematics, Exam Prep - 1990/1998, Alabama Reading Initiative
Education:	Lee University - Cleveland, TN, The University of Alabama - Tuscaloosa, AL, Alabama A and M University - Huntsville, AL, Snead State Community College - Boaz, AL, Appalachian High School - Oneonta, AL, Lindhurst High School - Olivehurst, CA, Marysville High School - Marysville, CA, Lee College School of Continuing Studies

This borrower member posted the following loan description, which has not been verified:

I have two unsecured loans totaling approximately 15,000.00. One with Beneficial and one with Citi Bank. I want to lower the interest rate and term. I would like to borrow for no more than five years and no less than three. With the economy as it is I am trying to get a handle on my finances. I have recently refinanced my home at a lower interest rate and term. So...this is another step in the process for me. On my credit report you will find that Primus indicates a charged off account but it is not charged off...I make timely negotiated monthly payments. I offer this info for full disclosure. This loan would allow me the pleasure to breathe a little during these difficult times. Regardless of your ability to offer me what I need...I am responsible for these credit obligations and am making timely payments...I am not delinquent nor late. Thank you for your thoughtful consideration.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,009.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you negotiated with the credit companies for a reduced pay-off settlement? You may be able to pay off one or both loans for less than the balance due.	I have spoken with both of these companies. Beneficial actually has higher interest rates at this time...closer to 28%...the loan I have is lower than 28% but not as low as 14.7%. The interest rate on the Citi Bank loan is the lowest rate they offer on an unsecured note. My current thinking is that the companies have not offered a reduced payoff because I am not having difficulty making my payments...all of my bills are on automatic withdrawal. In this way, bills are paid in a timely manner. Thank you for the recommendation. I appreciate the advice...If you have any further questions or insight I am open...

Member Payment Dependent Notes Series 372520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372520	$15,000	$15,000	11.89%	1.00%	January 20, 2009	January 21, 2012	January 21, 2013	$900

                This series of Notes was issued upon closing and funding of member loan 372520. Member loan 372520 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,683 / month
Current employer:	Jaye Enterprises	Debt-to-income ratio:	17.65%
Length of employment:	1 year 9 months	Location:	Daphne, AL

Home town:	Atmore
Current & past employers:	Jaye Enterprises, GCR Tire Centers
Education:	Faulkner University

This borrower member posted the following loan description, which has not been verified:

I will use the $15,000 to buy a E-4 plan from Jani-King. An E-4 plan will generate $4000 in monthly revenues. My father bought a E-10 plan back in April of 2007 and I have managed it ever since. We grossed over $250,000 for the year 2008. The number one reason I want to purchase another plan is because I need more money!! This is going to be the quickest way to get more monthly revenues. The number two reason is because monthly revenues cost less if you buy another franchise rather than paying finder fees on more business. I have been involved in this exact kind of business for the past two years now and I know this would be a successfull business venture and that there would be no problem in repaying the loan.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,665.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you mean by an E-4 plan and E-10 plan from JaniKing?	When we purchased an E-10 plan Jani-King gave us $10,000 in monthly revenues. An E-4 plan will give us $4,000 in monthly revenues.
WHAT DOES Jani-King FOR U THAT U CAN'T DO FOR YOURSELF ?	Well, I probably could do all those things myself but I don't want the headache or hassle of it. All I have to do by owning a Jani-King franchise is to hire employees and manage them and take care of my accounts. I can also acquire my own accounts but the name of Jani-King alone helps me get into larger accounts that I probably wouldn't have a chance to get into unless I had an inside contact. Jani-King does all the accounting such as billing and accounts receivable, provides workmans comp, a business protection plan, all the licenseing as far as being insured and bonded, and they can acquire accounts a lot faster than I can because they have telemarketers working full time.
what, pray, is jani-king?	janiking is a commercial cleaning janitorial franchise Google jani-king and it will tell you all you need to know

Member Payment Dependent Notes Series 372540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372540	$15,000	$15,000	12.53%	1.00%	January 20, 2009	January 21, 2012	January 21, 2013	$500

                This series of Notes was issued upon closing and funding of member loan 372540. Member loan 372540 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,400 / month
Current employer:	CVS Pharmacy	Debt-to-income ratio:	15.83%
Length of employment:	1 year 3 months	Location:	Talladega, AL

Home town:	Talladega
Current & past employers:	CVS Pharmacy, Fred's
Education:	Samford University

This borrower member posted the following loan description, which has not been verified:

We are a Non-Medical Home Care Agency in need of working capital. We originally opened in March 2008 and have experienced constant growth since then. We actually have good clients that pay their invoices on time but the rapid growth the last 2 months has caught us a little short on cash. We pay our employees weekly and there in lies the problem. Our invoices go out on the same day our employees are paid for the work being billed on the invoice. We were not expecting the growth to come all at once like it did so as I stated earlier we're in a cash crunch. We actually have receivables due in an amount greater than the loan request and all will be paid within 30 days. The great think about working with the senior population is that they pay their bills on time! Thanks for your consideration of our loan request.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	48	Months Since Last Delinquency:	8
Revolving Credit Balance:	$109,255.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372591	$15,000	$15,000	15.37%	1.00%	January 20, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372591. Member loan 372591 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	primerica	Debt-to-income ratio:	18.12%
Length of employment:	8 years	Location:	happy valley, OR

Home town:	Portland
Current & past employers:	primerica, polzel contracting, US Postal Service (USPS)
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate credit cards into one easy payment and catch up alittle after christmas

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	18
Revolving Credit Balance:	$17,258.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372592	$15,000	$15,000	11.89%	1.00%	January 27, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 372592. Member loan 372592 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Barrick Goldstrike	Debt-to-income ratio:	17.64%
Length of employment:	8 years	Location:	ELKO, NV

Home town:	Idaho Falls
Current & past employers:	Barrick Goldstrike
Education:

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit cards

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,663.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372595	$6,000	$6,000	13.16%	1.00%	January 21, 2009	January 21, 2012	January 21, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372595. Member loan 372595 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	chicago northside toyota	Debt-to-income ratio:	7.40%
Length of employment:	6 years	Location:	CHICAGO, IL

Home town:	Traverse City
Current & past employers:	chicago northside toyota, traverse motors toyota
Education:

This borrower member posted the following loan description, which has not been verified:

i would like a loan to purchase a car from california and drive it back to chicago.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	65
Revolving Credit Balance:	$281.00	Public Records On File:	2
Revolving Line Utilization:	7.40%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 372600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372600	$15,000	$15,000	10.95%	1.00%	January 21, 2009	January 21, 2012	January 21, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372600. Member loan 372600 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ATM Systems Corp	Debt-to-income ratio:	1.07%
Length of employment:	11 years	Location:	Myrtle Beach, SC

Home town:	La Plata
Current & past employers:	ATM Systems Corp
Education:	Anderson College / Universty Of SC

This borrower member posted the following loan description, which has not been verified:

Establish marketing network (cooperative) of 60-80 of local product and service providers to the homeowner. Example: Plumber, painter, lawn care, pest control, roofing, ect, ect... Develop and implyment an effective marketing campaine. Supplying these product and service providers with a marketing cooperative plan which can more effectively market their services to the homeowner. At the same time giving the homeowner an one stop outlet of "Proven Providers" for all the home service and improvement needs. Stringent quality control required by each provider to remain in the system. A monthly fee from each provider will cover the marketing campaign and basic company overhead. A proper fee to be paid to the network for each referral received by the provider from company marketing and coordinating effort.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,889.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You might stand a better chance if you used spell check	Thanks, I agree. After I saw how my report was posted I saw several errows. I was working to fast so that I was not timed out of the sysytem. I can not find the process to edit this content. Thanks for pointing this out, because it was on my mind and now I know that, yes, it is very important.

Member Payment Dependent Notes Series 372610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372610	$6,500	$6,500	14.11%	1.00%	January 21, 2009	January 21, 2012	January 21, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372610. Member loan 372610 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	social security	Debt-to-income ratio:	21.15%
Length of employment:	4 months	Location:	PHILADELPHIA, PA

Home town:	philadelphia
Current & past employers:	social security, philadelphia insurance companies
Education:	Gwynedd Mercy College

This borrower member posted the following loan description, which has not been verified:

I have recently had some changes in my life/ made some bad spending decisions in the past. I had to get about 3000.00 in dental work done in 2008. I was the maid of honor in a wedding (about $1000) and am again in an upcoming wedding. I recently took a job with a pay cut because I feel it is a good move for the future. It will take me forever to pay back my credit card bills with the interest rates I am currently paying and that gives me very little room to save money. I have a full time job and occasionally work a part time job as well. I am responsible and am completely open to having this money taken directly from my bank account each month. It can be set up to take from my account on one of the days where I get paid in case anyone is skeptical that I won't have it in my account. Thanks for your help!

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	14
Revolving Credit Balance:	$5,518.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372621	$5,750	$5,750	8.00%	1.00%	January 22, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372621. Member loan 372621 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Blackboard	Debt-to-income ratio:	2.59%
Length of employment:	1 year 10 months	Location:	Washington, DC

Home town:	Baltimore
Current & past employers:	Blackboard, Emagination Network, LLC, Social Solutions, Inc.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

For 10 years, I have paid every single bill on time. Not a single time was I late to pay. That is, until I recently moved. Even though I informed the bank of my move and put a forwarding order in with the post office, I received my statement in the mail several days after it was due. Despite my shrinking debt, my immediate payment and my excellent payment history, the bank has now jacked my interest rate up to an astonishing amount. Worse yet, the bank applies my payments to the lowest interest rate portions first, while the higher rate purchases simply keep accruing interest. I have realized that there are a lot of games that traditional banks play to 'trap' and exploit their customers. So I really don't want to do business with them anymore if I can help it. I want to close my credit card account with this bank to protect my future. I am looking for a loan to match (or come very close to) the rate of my credit card balance before this one late payment: 3.99% I have the ability to transfer the balance to a different credit card, but then I would be charged an additional 3% up-front for the privilege, and that really doesn't help me financially. Thanks for considering helping me!

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,231.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What payment are you making on this card?	Since I have the goal of reducing my debt entirely, I generally pay at least three times the minimum, and more during some months. $400 some months. My minimum requirement is always under $100

Member Payment Dependent Notes Series 372718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372718	$15,000	$15,000	9.63%	1.00%	January 20, 2009	January 22, 2012	January 22, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372718. Member loan 372718 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.08%
Length of employment:	n/a	Location:	Tucson, AZ

Home town:	Berkeley
Current & past employers:	Portland Clinic, UC Med Center San Francisco, Marin General Hospital, Warm Springs Restaurant, The River Street Inn, Proprieteress
Education:	Oregon State University, Oregon Technical Institute

This borrower member posted the following loan description, which has not been verified:

I live in a retirement community. My kitchen is several years old and I need new appliances, cabinet faces and counter tops. My background includes running a Bed and Breakfast for 14 years. After living here for 4 years it is apparrent there is a strong need for a small business to cook and deliver meals to those in the community who are unable to do so for themselves. With an updated kitchen I will be able to efficiently provide as many as 10 meals a day. The expected weekly revenue will be $200 to start with a potential to reach $500.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,665.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you anticipate is the gross profit on the meals you would provide? Also, what payments are you making on your revolving debt?	Mattt97, thank you for your questions. The gross profit will range from 70% to 75% depending on the cost of the protein. I pay the minimum required on the monthly statements. The additional income from the meals will allow me to pay this debt down exponentially.
Have u obtained the necessary inspections/approvals from Arizona to prepare&sell food to the public?	I will be working with a colleague to aquire all the nessecary permits and license from the city. The inspections will occur towards the end of the construction. The loan is required before I can even start any remodeling.

Member Payment Dependent Notes Series 372733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372733	$10,000	$10,000	9.32%	1.00%	January 21, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372733. Member loan 372733 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	SNL Financial	Debt-to-income ratio:	5.93%
Length of employment:	3 years 7 months	Location:	Greentown, PA

Home town:	New Brunswick
Current & past employers:	SNL Financial
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate some higher-interest debt.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,761.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - You are asking for $10,000 but your credit card debt is about $5,700. What will the other $4,300 be used for? Thank you	Beyond the two credit cards, I also have a loan that carries a high interest rate of 16.99%. I'm looking pay the balance of that off in addition to the CC debt. Thanks for your question.

Member Payment Dependent Notes Series 372753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372753	$8,750	$8,750	12.84%	1.00%	January 22, 2009	January 22, 2012	January 22, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372753. Member loan 372753 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Newby Insurance Agency	Debt-to-income ratio:	18.01%
Length of employment:	3 years 8 months	Location:	Westfield, IL

Home town:	Normal
Current & past employers:	Newby Insurance Agency
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

My wife and I had laser surgery to correct our vision and were pre-approved for Care Credit. We made a little more than the minimal payments each month to "get ahead of the loan"-- only to find out that if you did not repay the entire loan within 12 months the rest of the balance jumped to an interest rate of just below 30%. That's too high! We are asking for a loan to consolidate that balance at a reasonable interest rate. Thanks.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$112,549.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your revolving limit and current revolving credit usage seems very high. is there something you can say about that?	The Loan to Value on our first Mortgage was very low so we added on a HELOC. When you see the credit usage it is adding in the HELOC in there which is why it is so high. Without the HELOC it is much better on the usage but not on the rate which is why we are trying to refi that part so we can pay it off more easily. You'll note that we are good about paying-- I'd just like to see more of that payment going to principal instead of interest. Thanks.

Member Payment Dependent Notes Series 372766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372766	$14,000	$14,000	12.21%	1.00%	January 21, 2009	January 22, 2012	January 22, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372766. Member loan 372766 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,666 / month
Current employer:	Papyrus	Debt-to-income ratio:	14.38%
Length of employment:	10 years	Location:	SACRAMENTO, CA

Home town:	Fort Bragg
Current & past employers:	Papyrus
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I currently have 5 cards, 3 of which have very high interest rates. I would like to consolidate some or all of these credit cards and get this debt paid down as quickly as possible. I am already committed to paying as much as I can each month, but the high APRs are making it hard to get ahead.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	19
Revolving Credit Balance:	$12,837.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your job / company recession proof? If not, will you be able to pay off the Balance with Savings?	Hello, and thank you for your question. My company is certainly not "recession proof," many are not at the moment. I work at corporate for a nationwide retailer, and I have been assured that my job is safe. Unless, however, the company succumbs to the financial crisis, in which case I will have plenty of freelance work to fall back on (I work in creative). If this occurs, although it's unlikely, I would continue to pay my loan while I look for another permanent position, I would not pay the balance in full, unless it was under $2-3-K. I hope this answers your question! Many thanks for considering my loan. - Kari

Member Payment Dependent Notes Series 372777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372777	$10,500	$10,500	11.26%	1.00%	January 21, 2009	January 22, 2012	January 22, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372777. Member loan 372777 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,175 / month
Current employer:	Amphenol	Debt-to-income ratio:	3.61%
Length of employment:	1 year 9 months	Location:	Riverside, CA

Home town:	Riverside
Current & past employers:	Amphenol, Deutsch Connectors - Defense/Aerospace Operations, MarketSource LLC - Hewlett Packard Retail Sales Program, BDS Marketing - Canon USA Retail Sales Program
Education:	California State University-San Bernardino (CSUSB), University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

This loan is primarily intended to consolidate debt from a 0% APR credit card that will reset to a higher rate shortly. A great majority of the debt is from medical and dental deductibles and expenses that were not covered by insurance. The remaining portion of the loan will finance an engagement ring for the love of my life. I'm a college educated marketing professional with a solid position in the wire/interconnect industry. I'm about to finish my 2nd year of employment with a Fortune 500 company. It is a home-based position that allows me to forgo the added expense of commuting. I have no other major debts such as a mortgage or car payment. My vehicle is fully paid off. I sincerely appreciate your investment. Best Regards, Nick Blas Product Marketing Manager

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	65
Revolving Credit Balance:	$14,080.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to be making enough money to pay it off or to take a big chunck off of that debt. Why do you want to keep paying it monthly?	Hi. Thank you for your questions. There are several reasons why I'd prefer to go the route of a 3-year personal loan in my particular case. The cost of living and tax burden in California is quite high and is likely to increase even further. It's simply not practical for me at this time to pay off this debt on a rapid basis when other expenditures are considered. I'm far more comfortable making structured payments over a 3-year period. I don't want this debt to remain on a credit card in today's economic climate. The rate is due to reset shortly. The card issuer is one of the large banks bailed out by the TARP funds. There simply isn't enough stability in this environment for me to craft an appropriate long-term repayment solution. A 3-year fixed-rate loan at a reasonable rate from Lending Club appears to be a sensible alternative in my current circumstances. Best Regards, -Nick
Is your job / company recession proof? If not, will you be able to pay off the Balance with Savings?	Hello, thank you for you inquiry. I do feel that my job is recession proof. My company sells a highly needed commodity. Regardless of the economy, our products form an integral part of current and future infrastructure. In addition, our company would be at a great loss without me as I function as the de facto technical expert for our entire operation. I do have access to savings to assist with a period of unemployment. Best Regards, -Nick

Member Payment Dependent Notes Series 372825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372825	$3,700	$3,700	8.00%	1.00%	January 21, 2009	January 25, 2012	January 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372825. Member loan 372825 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Office Depot	Debt-to-income ratio:	7.84%
Length of employment:	8 years	Location:	HATTIESBURG, MS

Home town:	Vicksburg
Current & past employers:	Office Depot
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to finance a used car.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,271.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your credit being as strong as it is, why not go to a local credit union or locally owned bank where rates on car loans would range for you at most 6%?	I tried the bank but my rate was higher because I don't own a home. I also like the ability to pay off in advance without penalty.

Member Payment Dependent Notes Series 372839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372839	$15,000	$15,000	11.58%	1.00%	January 22, 2009	January 23, 2012	January 23, 2013	$2,800

                This series of Notes was issued upon closing and funding of member loan 372839. Member loan 372839 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	u of m	Debt-to-income ratio:	21.86%
Length of employment:	8 years	Location:	saline, MI

Home town:	paris
Current & past employers:	u of m
Education:

This borrower member posted the following loan description, which has not been verified:

consolidation

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	21
Revolving Credit Balance:	$22,359.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372874	$5,650	$5,650	13.47%	1.00%	January 22, 2009	January 23, 2012	January 23, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 372874. Member loan 372874 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	Santa Ana Unified School District	Debt-to-income ratio:	6.18%
Length of employment:	36 years	Location:	Santa Ana, CA

Home town:	Los Angeles
Current & past employers:	Santa Ana Unified School District
Education:	National University

This borrower member posted the following loan description, which has not been verified:

I will be paying off high interest credit cards

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,333.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372941	$5,000	$5,000	16.32%	1.00%	January 22, 2009	January 23, 2012	January 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372941. Member loan 372941 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Little Rest Livery Inc	Debt-to-income ratio:	8.67%
Length of employment:	3 years 1 month	Location:	West Kingston, RI

Home town:	Warwick
Current & past employers:	Little Rest Livery Inc
Education:	Penn Foster

This borrower member posted the following loan description, which has not been verified:

To consolidate my debt

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,517.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide details on your debt? Which credit cards at which interest rates?	(2) Wamu cards - 1 with 0% interest currently and 1 with 28.8% (2) Capital one Cards - 1 with 0% till feb.09 and 1 with 10% The rest of my cards are online store cards from GeMoney bank with a very high interest rate. My total debt is around 10,000.00+
What impact is the recession having on your company / industry?	Very minimal impact. People will always need a ride. Most of our clients are very wealthy and the recession barley effected them.

Member Payment Dependent Notes Series 372953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372953	$15,000	$15,000	15.05%	1.00%	January 21, 2009	January 23, 2012	January 23, 2013	$2,200

                This series of Notes was issued upon closing and funding of member loan 372953. Member loan 372953 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	u s sugar co	Debt-to-income ratio:	16.95%
Length of employment:	30 years 1 month	Location:	buffalo, NY

Home town:	buffalo
Current & past employers:	u s sugar co, none
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards (cc) at a lower rate and within 3 or 5 years currentlly my int rate on average is about 18-20% and i make my payments on time every month and try to give more $ and my bals are the same so if i can consolidate them to a loan with a fix term . then i can be out of cc debt which would free up money to save.

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,918.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372999	$15,000	$15,000	9.63%	1.00%	January 22, 2009	January 24, 2012	January 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372999. Member loan 372999 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	XO Communications	Debt-to-income ratio:	9.63%
Length of employment:	7 years 4 months	Location:	Littleton, CO

Home town:	Warsaw
Current & past employers:	XO Communications, Nextel Communications
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

4 year loan for $15,000 for home improvment. Would like payments to be bi-weekly.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,181.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373006	$15,000	$15,000	11.89%	1.00%	January 22, 2009	January 24, 2012	January 24, 2013	$3,400

                This series of Notes was issued upon closing and funding of member loan 373006. Member loan 373006 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,356 / month
Current employer:	Rhode Island Public Transit Authority	Debt-to-income ratio:	7.34%
Length of employment:	10 years 11 months	Location:	Warwick, RI

Home town:	Providence
Current & past employers:	Rhode Island Public Transit Authority
Education:	Community College of Rhode Island

This borrower member posted the following loan description, which has not been verified:

I would like to combine my debt into one monthly payment. I pay all my bills on time and have never been late. I'm tired of making the credit card companies richer with the interest they charge. It seems as though they keep you in debt even when paying extra every month. Want a fixed rate with set terms. Thanks in advance.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	71
Revolving Credit Balance:	$15,648.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to know where the 7000 of debt came from, and if you have a plan of paying it off soon?	From transfering balances. I will use this loan to pay it off and have a fixed payment and fixed rate instead of the interest rate that credit cards and banks are charging.

Member Payment Dependent Notes Series 373052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373052	$15,000	$15,000	9.63%	1.00%	January 27, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 373052. Member loan 373052 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	school district	Debt-to-income ratio:	11.57%
Length of employment:	5 months	Location:	siloam springs, AR

Home town:	KC
Current & past employers:	school district
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

To refinance credit card debt at a better rate, and help pay for a wedding.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,140.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the rate that you are getting on the card	Higher then what they are offering here. I think 13.9
how is it that it sais you have only 2k revolving credit card, and you are asking for 15k? and also how much saving/reserve do you currently have? checking/saving/cd, etc...?	It does not have about 5k of medical expenses that was just put on the card in the last month. I have 10k in a 401k and about 5k in investments currently. The other half of the money if for a wedding

Member Payment Dependent Notes Series 373081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373081	$15,000	$15,000	11.58%	1.00%	January 23, 2009	January 24, 2012	January 24, 2013	$6,500

                This series of Notes was issued upon closing and funding of member loan 373081. Member loan 373081 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	MEDomics, LLC	Debt-to-income ratio:	23.70%
Length of employment:	7 months	Location:	Pasadena, CA

Home town:	Orange
Current & past employers:	MEDomics, LLC
Education:	Scripps College, University of Arizona

This borrower member posted the following loan description, which has not been verified:

Paying off credit cards

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,929.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373090	$14,125	$14,125	14.74%	1.00%	January 22, 2009	January 24, 2012	January 24, 2013	$1,400

                This series of Notes was issued upon closing and funding of member loan 373090. Member loan 373090 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Buckingham PM	Debt-to-income ratio:	11.24%
Length of employment:	4 months	Location:	Clearlake, CA

Home town:	Santa Rosa
Current & past employers:	Buckingham PM, DALE CARNEGIE ASSOCIATES
Education:	Heald College at Roseville

This borrower member posted the following loan description, which has not been verified:

I'm consolidating a large portion of my debt acquired during my term in college. This is to be able to make one lump sum payment a month. In the future I will be getting one more loan to clear my revolving debt. Since I have a great job now, and will be debt free in 3 years. Also I have perfect credit, i.e. I always pay on time.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,762.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373125	$6,000	$6,000	9.32%	1.00%	January 22, 2009	January 25, 2012	January 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373125. Member loan 373125 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Birmingham City Schools	Debt-to-income ratio:	5.28%
Length of employment:	12 years	Location:	Trussville, AL

Home town:	Pittsburgh
Current & past employers:	Birmingham City Schools, Bush Middle School
Education:	U.A.B.

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off bills and consilidate my small debts. This well help tremendously, as I can make simple one montly payments. Thank you for your time.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,477.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused your prior deliquency?	Honestly, I was engaged once and close to marriage. It gave me a few setbacks and extra cards that I have been trying to pay down. It would be easier for me to pay them all off immediately and have a little extra for a jump start on one monthly payments (consolidation) rather, than what I have been doing. I should be able to pay off this loan rather quickly.

Member Payment Dependent Notes Series 373183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373183	$10,000	$10,000	9.32%	1.00%	January 22, 2009	January 25, 2012	January 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373183. Member loan 373183 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Citysearch	Debt-to-income ratio:	10.29%
Length of employment:	7 months	Location:	Pasadena, CA

Home town:	Nashville
Current & past employers:	Citysearch
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm tired of having my payment dates changed, scheduling them on weekends, and pretending that they can't take a payment the next day. I'd rather pay interest to help people invest than enrich those who have plenty! I have a solid job, a stable marriage, and a good payment record. I've lent before at sites like this, and know what it's like to be burned by people giving up on their loans. I'm motivated to get out of debt, and need your help.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,840.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373213	$12,000	$12,000	13.16%	1.00%	January 23, 2009	January 25, 2012	January 25, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373213. Member loan 373213 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Warner Music Group	Debt-to-income ratio:	12.01%
Length of employment:	2 years 10 months	Location:	Santa Monica, CA

Home town:	Pasadena
Current & past employers:	Warner Music Group, Lockheed Martin Corp., Keane Inc., Northrop Grumman
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to read this. My fiance and I are looking forward to getting married in a few months but are also having to pay the wedding ourselves. I've used what I had in savings for down payments but will need help to pay the wedding off, help for our honeymoon, my dress, the rings, etc. I have great credit, a steady income, and am very responsible. Your assistance would be greatly appreciated.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So when is the big divorce? If the marriage fails in the first few months who will make the payments? Or would it matter after that? I pray that God blesses your union and you will get through the tough times together. If you don't make your payments, then my retirement gets smaller. As long as you make the payments your burdens are light and I can afford to loan other people money. Thank you and good luck.	Am a bit surprised at the question but I guess I have to understand your concern. We've been together for over 9 years and I still love him as much or even more than ever. We will not divorce but do know that as I've already stated, I make enough money to support myself including this loan.
Is the gross income of $7,083 for both of you?	No, just mine.
Wouldn't it be nice if you could just "deny" some investors? (see above)	lol ;-) but it's also a blessing that this is available. When we settle down I want to be able to return the favor and help someone out as well. Thanks for being an investor to others in helping them.
Are you planning to buy a house? If so, what are you expecting to pay in mortgage. If not, what is your current monthly rental payment? What other monthly payments do you have? How quickly to you intend to repay this loan?	No, I live in LA, unless I win the lotto I don't see us buying a house anytime soon. We're content now renting a nice apartment in Santa Monica. My other monthly payments consist of school loans like most students. I went to Univ. of Notre Dame. My car is paid off and I intend to payback the loan sooner than expected.

Member Payment Dependent Notes Series 373249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373249	$12,000	$12,000	13.47%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 373249. Member loan 373249 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Skadden Srps	Debt-to-income ratio:	17.36%
Length of employment:	14 years	Location:	HOCKESSIN, DE

Home town:	Towson
Current & past employers:	Skadden Srps, Best Western Hotels
Education:	Durham TEch

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate credit debt

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$30,250.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373255	$15,000	$15,000	16.32%	1.00%	January 27, 2009	January 29, 2012	January 29, 2013	$1,375

                This series of Notes was issued upon closing and funding of member loan 373255. Member loan 373255 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Organic, LLC	Debt-to-income ratio:	9.77%
Length of employment:	1 year 1 month	Location:	Grosse Pointe Woods, MI

Home town:	Grosse Pointe/East Detroit
Current & past employers:	Organic, LLC, J. Walter Thompson, BBDO Detroit
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt. I would like to consolidate the debt to a fair interest rate. I can afford a large payment but by paying multiple (4) cards with different rates I am not making the progress I could by consolidation at a fair rate.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$15,080.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the recent delinquency in your credit history?	Honestly I am not aware of a delinquency. I receive my credit reports every quarter and I pay every bill both secure and unsecure on time. The only issue I have is an overage on my discover card which is what you may be referring too. The honest answer is too much spending compounded by finance charges and fees. I plan to pay off and cancel every card pending the approval and receipt of this loan. I hope this answers your question.
I would recommend you don't cancel your cards so that your credit history does not get erased. You should just cut up your cards and dispose accordingly since you're at 90% maxed out.	Yes good point. Part of my reason for doing this (other than it is the right thing to do) is to eventually move to a new house so I need to eliminate this debt to do that. But cutting them up and keeping a couple accounts open will help my score (which is good already). Thanks for the advice!

Member Payment Dependent Notes Series 373257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373257	$10,000	$10,000	14.11%	1.00%	January 27, 2009	January 26, 2012	January 26, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373257. Member loan 373257 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Green Florist	Debt-to-income ratio:	13.73%
Length of employment:	3 years 4 months	Location:	Las Vegas, NV

Home town:	Garnett
Current & past employers:	Green Florist, Las Vegas Review Journal
Education:	Fullerton Community College, Fullerton State University

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit cards and some medical bills

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,564.00	Public Records On File:	1
Revolving Line Utilization:	72.40%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373272	$15,000	$15,000	13.47%	1.00%	January 23, 2009	January 26, 2012	January 26, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373272. Member loan 373272 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,866 / month
Current employer:	County of San Diego	Debt-to-income ratio:	13.76%
Length of employment:	11 years 2 months	Location:	Oceanside, CA

Home town:	San Simon
Current & past employers:	County of San Diego
Education:	Miracosta College, Cal State San Marcos

This borrower member posted the following loan description, which has not been verified:

I have about $20, 000 in credit card debt, interest ranging from 13 to 24.70%. At this time, I can only make minimum payments due to the amount of credit card debt. I know if I continue to make minimum payment, the debt will not be paid off for at leat 30 yrs. My total monthly payments for all my credit cards is about $500. I figured that is I get a loan with LendingClub, it will come to the same amount every month, but the loan would be paid off in 36 months. This way, I will be able to see the light at the end of the tunnel.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,546.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373291	$5,000	$5,000	13.47%	1.00%	January 22, 2009	January 26, 2012	January 26, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373291. Member loan 373291 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Byn flowback Services	Debt-to-income ratio:	12.48%
Length of employment:	3 years 3 months	Location:	perryton, TX

Home town:	Perryton
Current & past employers:	Byn flowback Services
Education:	UTI-houston

This borrower member posted the following loan description, which has not been verified:

Looking to get rid of all the high credit card interest, and pay off a truck loan off. Looking for one easy payment instead of 4 different ones.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,681.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373326	$7,000	$7,000	12.53%	1.00%	January 26, 2009	January 26, 2012	January 26, 2013	$500

                This series of Notes was issued upon closing and funding of member loan 373326. Member loan 373326 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HSA-UWC	Debt-to-income ratio:	2.46%
Length of employment:	1 year 5 months	Location:	Philadelphia, PA

Home town:	Osaka
Current & past employers:	HSA-UWC, True World Foods
Education:	North Eastern University / UTS

This borrower member posted the following loan description, which has not been verified:

I need to get loan to pay for my sons tuition $4800 due past and pay off 2 credit cards loans

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HSA-UWC - who is this employer? Teh initials do not tel me anything	Holy Spirit Association of unification of World Christianity

Member Payment Dependent Notes Series 373375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373375	$7,500	$7,500	15.37%	1.00%	January 27, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373375. Member loan 373375 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Insurance Services	Debt-to-income ratio:	17.50%
Length of employment:	1 month	Location:	Marysville, CA

Home town:	Yuba City
Current & past employers:	Insurance Services
Education:	University of Tulsa, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I currently have $15,000 spread out over 7 credit cards- with interest rates ranging from 9.99% to 18.99%. I would like to consolidate this debt into one loan so that I can reduce my interest rate and pay it off in a timely manner. I own my car outright- I have moved back in with my parents and pay no rent or utilities while I am paying off my debt. Last year I grossed $48,000 and this year I am looking at a considerable increase in salary. I have established credit for over 8 years without any late payments on record. I pay ontime- everytime! I have a degree in Business from one of the nation's top business schools and currently work at an insurance brokerage- this debt was incurred while going to school full time while funding my sick grandmother's last two years of life. I am on track to be succesful but simply need to eliminate my debt. I hope you will consider my request and approve my loan. Respectfully Yours-

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,422.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373376	$5,000	$5,000	10.95%	1.00%	January 21, 2009	January 26, 2012	January 26, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373376. Member loan 373376 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Art & Soul Photography Inc.	Debt-to-income ratio:	12.48%
Length of employment:	4 years	Location:	Columbia, MO

Home town:	Overland Park
Current & past employers:	Art & Soul Photography Inc.
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

I have some high interest credit cards and student loans that I would like to consolidate and pay off.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,318.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373398	$7,500	$7,500	14.42%	1.00%	January 27, 2009	January 26, 2012	January 26, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 373398. Member loan 373398 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Ft McDowell Casino	Debt-to-income ratio:	15.92%
Length of employment:	1 year 10 months	Location:	Phoenix, AZ

Home town:
Current & past employers:	Ft McDowell Casino, Las Vegas Casino
Education:	UTI of Arizona

This borrower member posted the following loan description, which has not been verified:

Trying to lower Credit Card interest rate. Current rate 18-22%. Also, wanting to finish school. I have used up my GI Bill and still short to complete my degree. This loan will free up my income for the completion of school. Thank you.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,562.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I commend you for your decision to consolidate your debt, and I would like to help. First though, I?d like to ask you a few questions. Will you please list your monthly expenses (please include dollar amounts)? Do you have any major purchases coming up in the near future? What do you intend to do with your credit cards after you consolidate this debt? What are you going to school for and how many credits will you be taking a semester? Thanks	Thank you for the questions. 1. My monthly credit payments is 875, this includes car pmt of 236. This loan will save me 400 per month which I will put toward my schooling. 2. No major purchases coming up other than school. I am single without kids and so close to finishing my degree. 3. I will be cancelling department store cards (2 of them) and keep my visa, longest excellent payment history. I use this for school and keep the balances low and ontime payments. This is my just in case card. 4. I am trying to finish my degree in school psychology and maintain min of 16-18 credits per semester. In the future I would like to become a psychiatrist, M.D. Baby steps first. I will be using school loans and any schlorships that become available to me to further complete my education. This loan reconfigures my finances to get me back on track to finish my education. I thank you and everyone for helping.

Member Payment Dependent Notes Series 373422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373422	$5,000	$5,000	12.84%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$1,300

                This series of Notes was issued upon closing and funding of member loan 373422. Member loan 373422 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	PNC Global Investment Servicing	Debt-to-income ratio:	17.67%
Length of employment:	5 years 1 month	Location:	Franklin, MA

Home town:	Plymouth
Current & past employers:	PNC Global Investment Servicing, AMC Theatres
Education:	Framingham State College

This borrower member posted the following loan description, which has not been verified:

Need to conver expenses fro movinginto our new home.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	63
Revolving Credit Balance:	$5,051.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373461	$15,000	$15,000	11.58%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 373461. Member loan 373461 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Atlanta Technology Force, Inc	Debt-to-income ratio:	20.26%
Length of employment:	3 years 6 months	Location:	Loganville, GA

Home town:	Lawrenceville
Current & past employers:	Atlanta Technology Force, Inc, Georgia Department of Transportation
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

We are an IT consulting company and are rolling out a virtual remote office solution for our clients. This solution will allow them to work from anywhere in the world via the Internet and is a perfect fit for small businesses who are currently hosting their data in a peer to peer network with no external access. We are in the implementation phase and have signed up a total of 12 customers already that will each pay a monthly fee of $149 each for the next 3 years. We have another 120 or so prospects to still visit and explain our new offering to so the potential for this is huge. To date we have invested $27,278 of our own capital into this offering and need to raise the remaining funds to make this live by 2/5. We have the basic infrastructure already in place and need to raise the capital to expand this to support more than the current target capacity of 25 users.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,333.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373486	$6,000	$6,000	9.63%	1.00%	January 21, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373486. Member loan 373486 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,228 / month
Current employer:	Pennsylvania State Police	Debt-to-income ratio:	7.43%
Length of employment:	7 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	Pennsylvania State Police, Pennsylvania State Police
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

I have several credit cards with balances that I want to pay off and close out. Here is a summary of them. Discover - $1693 Chase - $1671 Citibank - $1000 First National - $1135 GE Money - $260 Income: $50,740 annual (pre-tax)/approx. $3100/month (after taxes) Other Monthly Expenses: Rent - $500 Gas - $200 Food - $300 College Loan - $155 Phone - $60 Television - $50

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,629.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373502	$8,500	$8,500	14.11%	1.00%	January 27, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373502. Member loan 373502 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	walgreens	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	WHITTIER, CA

Home town:	Artesia
Current & past employers:	walgreens
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

With this loan I am going to pay off my credit card and just pay the loan. I do not plan to use credit cards in the future as I have learned from my recent leason.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,451.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you continue to use your credit cards?	No not anymore. I plan to cancel it as soon as i pay it off with the loan. Ive been working on my budget, I asked for a loan so i could get a better interest rate. Ive never been late on a payment. Thank you for your time looking into my loan. If there is any other question you or anyone may have feel free to ask.

Member Payment Dependent Notes Series 373540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373540	$15,000	$15,000	11.89%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 373540. Member loan 373540 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gazit Globe	Debt-to-income ratio:	12.42%
Length of employment:	7 months	Location:	Miramar, FL

Home town:	Ecuador
Current & past employers:	Gazit Globe
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I have a great credit history with a stable job that plays well. Simply want to use this money to pay down a debt outstanding that has an interest rate in the range of 18%.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,563.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373547	$10,000	$10,000	9.63%	1.00%	January 20, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373547. Member loan 373547 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,400 / month
Current employer:	MRK Express Inc	Debt-to-income ratio:	0.00%
Length of employment:	4 years 8 months	Location:	Lake in the hills, IL

Home town:	New York
Current & past employers:	MRK Express Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I'm refinancing a semi-trailer that I own in my trucking business. I've been in the business for 5 years now. I bought the trailer year and a half ago for 23500 on a 0% line of credit. The 0% is running out at the end of this month and I have 12000 to pay off. I will pay off 2000 this month but I want to refi the rest. I tried banks including my banker who said to forget about a loan even if I can document my income and I have clean credit, they're just not doing it. I have two cars that are paid for and I have no other debt but my house the this trailer. The semi-truck I own is also paid for. My current monthly expenses and income are: 6400 - income(net after all business expenses) 1220 - house 189 - utilities 320 - gas(car) 150 - telephone, internet, tv 135 - insurance (life, car, house) 750 - food 600 - shopping, etc --------------------- 3036 - left over for savings and paying off debt I plan on paying off this loan within two years or faster. If you have any questions go ahead and ask, I will try to reply asap.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373560	$7,200	$7,200	9.63%	1.00%	January 22, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373560. Member loan 373560 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,667 / month
Current employer:	BancorpSouth	Debt-to-income ratio:	19.11%
Length of employment:	2 years 1 month	Location:	Saltillo, MS

Home town:	Tupelo
Current & past employers:	BancorpSouth
Education:	Mississippi State University

This borrower member posted the following loan description, which has not been verified:

Seems like every credit card company is sending letters lately stating their intentions of increasing the APR to 15% due to economic conditions. Because of this, I would like to move a couple of our cards off to a Lending Club loan. We've never been late on any account, no delinquencies, and we are absolutely current on everything we have open.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,333.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373593	$6,000	$6,000	8.00%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373593. Member loan 373593 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,208 / month
Current employer:	Zalman Roth	Debt-to-income ratio:	12.14%
Length of employment:	6 years 6 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Zalman Roth
Education:	Santa Monica College

This borrower member posted the following loan description, which has not been verified:

I need to pay off my credit card and stop living from paycheck to paycheck. If I can only get a small loan to pay off my credit card then I can start actually save money and not be stuck in one place.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,491.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373603	$2,400	$2,400	12.21%	1.00%	January 26, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373603. Member loan 373603 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,917 / month
Current employer:	Horizons Conference Center	Debt-to-income ratio:	9.50%
Length of employment:	4 months	Location:	Saginaw, MI

Home town:	Saginaw
Current & past employers:	Horizons Conference Center, Gander Mountain
Education:	Delta Community College

This borrower member posted the following loan description, which has not been verified:

I would like to take out a loan for a snowmobile purchase. The snowmobile I would like to get is a 2000 Arctic Cat ZR500. Something that I get to look forward to during the winter...

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373630	$6,500	$6,500	15.68%	1.00%	January 20, 2009	January 27, 2012	January 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373630. Member loan 373630 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Alpha Trading	Debt-to-income ratio:	15.87%
Length of employment:	2 years 10 months	Location:	Ladera Ranch, CA

Home town:
Current & past employers:	Alpha Trading
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I would like to get a personall loan so I can pay off my credit card debts with higher interest rates.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,341.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373637	$6,000	$6,000	14.74%	1.00%	January 23, 2009	January 28, 2012	January 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373637. Member loan 373637 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Starbucks	Debt-to-income ratio:	12.45%
Length of employment:	4 years	Location:	Fullerton, CA

Home town:	Buena Park
Current & past employers:	Starbucks, Marriott International
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

We are a young couple who are trying to pay for our own wedding. We are having a modest wedding, but we both have large families that we want to include. We both have good, stable jobs. Melissa is a manager for Starbucks. Kaleb is an EMT who is pursuing a higher education to become a paramedic. Both of our parents are going through financial hardship and have not been able to help us out with paying for our wedding. We have gone to a couple of financial institutions to try to pay for our wedding expenses and have been told that we have a good credit rating and good debt to income ratio. Unfortunately, these financial institutions have told us that the economic situation in the country has limited their ability provide unsecured loans. We are searching for alternative means to make our wedding the wonderful day that we have always wanted (with out modest budget) We were not able to file this loan jointly, so the income listed is just for one of us.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,633.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congrats on the upcoming marriage, and I'd like to help out. First though, I?d like to ask you few questions. What is your combined income and DTI? Will you please list your monthly payments (please include dollar amounts)? Do you have any other major purchases coming up in the near future?	I work on a salary of 32,000 a year, excluding bonusus. (no bonuses on the horizon in this economy though) Kaleb is paid hourly. The rate always varies depending on if it is a 24, 10 or 5 hour shift. The last to years he has earned a bit over 30,000 for the year. I do not have the exact figure of our debt to income ratio, but our bank said it was a good ratio. I am not sure if they count student loans and the like. Our monthly payments: Combined cell phone 75 Gas approx. 50 electric approx. 40 Cable/internet 95 Car payment 350 Kaleb's Canadian credit card 200 (we like to put that much in the canadian account each time because the exchange rate varies) My credit card 30 Kaleb's US credit card 90 Melissa's student loan 75 We do not have any major purchases planed in the immediate future. I have some money invested in the stock market that we would like to put towards a down payment on a house in about 5 years. We have a plan financially and are seeking out a financial advisor for the future. We just began sharing finances, so we are still learning how to figure things out. Please let me know if you have any other questions. ~Melissa~
As one EMT to another, I know how little we get paid for the amount of work we do. I'm investing in you. Once Kaleb gets his EMTP cert, and you'd be willing to relocate, look to join us at FDNY where a top paid Paramedic can make 75k. Good luck to you.	Thank you. We are actually looking to relocate to the Toronto area. Thank you for your choice and I will pass on your encouragement.

Member Payment Dependent Notes Series 373647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373647	$2,400	$2,400	13.47%	1.00%	January 23, 2009	January 28, 2012	January 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373647. Member loan 373647 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,582 / month
Current employer:	Department of Children and Families	Debt-to-income ratio:	5.11%
Length of employment:	6 months	Location:	Tallahassee, FL

Home town:	Langley
Current & past employers:	Department of Children and Families, DCF
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I have old debt from college on my credit cards because I never took out a school loan to help with expenses. Now that I am out of college and have a steady income I want to consolidate my credit card debt in order to pay everything off faster.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,727.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When did you graduate? Can you tell me a little bit about your job? Is it State or Federal? What are you driving? Are you planning any major purchases in the next three years?	I graduated in the spring of 2008. I work for the state at the FL Abuse Hotline. My job entails taking in reports about abuse/neglect of children and vulnerable adults then sending them out to investigators. I am currently driving a Hyundai compact car. I don't plan on making any major purchases for at least five years (unless my car dies before then).

Member Payment Dependent Notes Series 373650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373650	$4,000	$4,000	15.05%	1.00%	January 23, 2009	January 28, 2012	January 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373650. Member loan 373650 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,767 / month
Current employer:	Perry Ellis International	Debt-to-income ratio:	7.67%
Length of employment:	2 years 4 months	Location:	Hollywood, FL

Home town:	Orlando
Current & past employers:	Perry Ellis International
Education:	Ai Miami International University of Art and Design

This borrower member posted the following loan description, which has not been verified:

I want to pay off my personal debt and get my credit in better shape by doing this because I want to start my own business. Banks/investors look at personal credit when applying for a loan so I want to be sure that I have everything cleaned up and a nice score. Like most people I made some mistakes when I was 18 years old with my credit, thus my credit rating not being the best (663) - crazy how it haunts you still after 9 years. But now I am a professional making good money, I own a condo and a car, and I am always on time with my payments. Also, because of my teenage years of credit-irresponsibility I am stuck with a 27% interest rate on credit cards which is making it extremely hard to pay down and I would like to change that as well. By YOU helping me pay off my debt, and fix my credit score, I can be on my way to making my dream of having my own business come true! Thank you! :)

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	15
Revolving Credit Balance:	$17,293.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373699	$7,500	$7,500	16.00%	1.00%	January 26, 2009	January 28, 2012	January 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373699. Member loan 373699 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Back Healing Center	Debt-to-income ratio:	22.13%
Length of employment:	4 months	Location:	Palmdale, CA

Home town:	Palmdale
Current & past employers:	Back Healing Center, Wound Care Advantage, Hartford Hospital
Education:	College of Oceaneering

This borrower member posted the following loan description, which has not been verified:

My name is Kurt and I have been involved in starting up a company called the Back Healing Center in Pasadena, CA. We have been in operation since October of 2008, during this time we have been renting out a small space in a doctors office to test out a new way of treating patients with back pain. We take a non-surgical, non-narcotic approach and have been very successful during our testing phase. The Back Healing Center utilizes bio-motion therapy, nutrition, core stabilization, and stress reduction techniques to restore back health in our patients. Now that we know that our program works we are looking to move into our own facility so that we can start to really brand and develop the program even further. We have not taken out any loans yet and have been funding the program with our own savings. (We being - Juliette our Doctor of Physical Therapy, Mike my business partner and myself) If funding is secured we will utilize the funds to put a deposit down on our lease space, buy necessary medical equipment, continue our PR campaign and continue to help patients with back pain so they avoid having surgery or being stuck on pain killers.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,767.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373715	$15,000	$15,000	13.16%	1.00%	January 26, 2009	January 28, 2012	January 28, 2013	$2,200

                This series of Notes was issued upon closing and funding of member loan 373715. Member loan 373715 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,253 / month
Current employer:	Graham County	Debt-to-income ratio:	21.44%
Length of employment:	20 years	Location:	Clifton, AZ

Home town:	Fort Benning
Current & past employers:	Graham County, Safford Unified Schools
Education:	Eastern Arizona College

This borrower member posted the following loan description, which has not been verified:

dept consolidation

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,855.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mean "debt"? Can you share your debts and their interest rates?	Yes I did mean debts (sorry). I have 2 credit cards one with a 21% interest rate, and one with 23% and it's killing me. I need to try and lower my interest rate. Would appreciate any help I can get. Thanks Kathy
Can you provide additional information regarding your income and expenses?	My work title is Chief Deputy Recorder in Graham County Arizona. I will make $51,040.08 this year. I have 2 credit cards 1 with a balance of $8,000 and one with a balance of $4.000, I have a revolving account with Credit One (which I truly regret) for around $6,500 with a 23% interest rate. I tried to get them to lower it with no luck. I want to combine them into 1 payment and get rid of them. I have sent the lending club the proof of income if you need to contact them for more information. Thanks Kathy

Member Payment Dependent Notes Series 373725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373725	$3,750	$3,750	11.26%	1.00%	January 23, 2009	January 28, 2012	January 28, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 373725. Member loan 373725 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Arning Lawns	Debt-to-income ratio:	11.60%
Length of employment:	23 years	Location:	Friendswood, TX

Home town:	Plano
Current & past employers:	Arning Lawns
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off a higher interest rate line of credit.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373768	$6,000	$6,000	15.68%	1.00%	January 23, 2009	January 28, 2012	January 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373768. Member loan 373768 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	UBS	Debt-to-income ratio:	7.85%
Length of employment:	2 years	Location:	woodside, NY

Home town:	New York
Current & past employers:	UBS, Schindler Elevator Corp.
Education:	CUNY John Jay College Criminal Justice

This borrower member posted the following loan description, which has not been verified:

pay remainder of wedding off.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,735.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 373772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373772	$15,000	$15,000	11.89%	1.00%	January 27, 2009	January 28, 2012	January 28, 2013	$2,000

                This series of Notes was issued upon closing and funding of member loan 373772. Member loan 373772 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Cosemi Technologies	Debt-to-income ratio:	2.30%
Length of employment:	1 year 3 months	Location:	SAN CLEMENTE, CA

Home town:	san ramon
Current & past employers:	Cosemi Technologies, Amazon.com
Education:	Carnegie Mellon Tepper School of Business, University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

The business will use this loan to build up and test inventory required to support our growing business. The customer is scheduled to take full delivery of the order within the next 6-12 months starting in February. Thus the company would likely pay back the loan in a similar 6-12 months time frame. Our business produces small chips used in high speed fiber optic networks.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,548.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the buildup of inventory for just 1 particular customer? If yes, can this inventory be sold elsewhere if original customer does not take shipment?	one large order but multiple customers order this same part #

Member Payment Dependent Notes Series 373834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373834	$4,500	$4,500	14.42%	1.00%	January 26, 2009	January 30, 2012	January 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373834. Member loan 373834 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,875 / month
Current employer:	Honda of Watertown	Debt-to-income ratio:	7.58%
Length of employment:	4 years 6 months	Location:	NAUGATUCK, CT

Home town:	Waterbury
Current & past employers:	Honda of Watertown
Education:	Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

I would like a loan to pay off my credit cards to and to save money with a lower interest rate.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,952.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373874	$6,600	$6,600	8.00%	1.00%	January 26, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373874. Member loan 373874 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Franklin Land Trust	Debt-to-income ratio:	10.74%
Length of employment:	1 year 6 months	Location:	Amherst, MA

Home town:	Longview
Current & past employers:	Franklin Land Trust, University of Maine Cooperative Extension
Education:	University of Maryland-College Park, State University of New York - College of Environmental Science and Forestry

This borrower member posted the following loan description, which has not been verified:

The loan request is to consolidate my credit card debt into one payment as well as to lower my interest rate. I have two credit cards that I need to consolidate, so that I can work towards being debt free. Lower my interest rate on my credit card debt will allow me to pay off my student loan earlier.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,112.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses. Also, what kind of emergency fund/safety net do you have in place? Do you have at least 1 month of liquid cash flow?	Rent = $450 Utilities = $150 Other = $100 IRA Savings = $200/mo.(employer) ; $200/mo. (my contribution) Mutual Fund Savings = $100/month Beginning Emergency Fund = $50/month

Member Payment Dependent Notes Series 373881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373881	$5,000	$5,000	7.68%	1.00%	January 21, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373881. Member loan 373881 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,359 / month
Current employer:	Jesuit College Preparatory School	Debt-to-income ratio:	5.78%
Length of employment:	1 year 6 months	Location:	Arlington, TX

Home town:	Dallas
Current & past employers:	Jesuit College Preparatory School, North Lake College, Dallas Co. Community College
Education:	Southern Methodist University, Dallas County Community College District

This borrower member posted the following loan description, which has not been verified:

I am a high school teacher seeking a loan to purchase a reliable, but modestly priced car. In the past year and a half, my husband and I have paid off over $15,000 of credit card and auto debt that we slowly accrued while I was a stay-at-home mom. We were looking forward to paying the rest off by springtime, but both of our well-worn cars (over 230K miles each!) have bitten the dust within two weeks of each other. Except for a small emergency fund, all of our extra income has gone toward debt repayment, so we don?t have enough cash on hand to replace both cars at once. Standard auto loans require that the cars be 2003 or newer, and that we spend at least $7,500 on each?but that?s way more than we need or want to borrow! My credit score is excellent, so the interest rate they?ve offered is good, but I?m hoping to demonstrate for my kids some good old fashioned fiscal responsibility?by minimizing debt and working toward a more secure financial future. We?ve researched our local market, and have found that a $5000 loan-- combined with the cash we have-- will purchase two older but highly reliable cars that, if not too pretty, will get us through our daily work and school commutes safely and reliably. Thank you for your generous consideration! D. Loving

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,312.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses.	Routine/Fixed Expenses Monthly Amount MORTGAGE-----------------------------$1,080.00 ELECTRIC --------------------------------$200.00 GAS-----------------------------------------$130.00 WATER---------------------------------------$60.00 Family Cell & home phones/internet--$200.00 Toll Tags-------------------------------------$40.00 Car Insurance-----------------------------$220.00 Gas for work commutes-----------------$400.00 Kids' Carpool fees------------------------$400.00 Groceries-----------------------------------$350.00 Household Misc.: (cleaning supplies, hygeine)-----------$100.00 Recurring Monthly Medical Costs--------$90.00 Min. payment on remaining Credit Card Balance-------------------$79.00 Student Loans----------------------------$232.00 Charitable giving-------------------------$200.00 Family Entertainment---------------------$40.00 Kids' lessons/activity fees--------------$150.00 --- ----- ----- ----- ---- ---- ----- ------------ Total Fixed Monthly Expenses--------$3971.00 Net Monthly (Combined) Household Income (after taxes and medical/dental premiums)--$5844.00 Remaining Monthly Household Income (after fixed expenses) -------------------$1873.00* *A variable amount of this remaining balance goes toward the inevitable, unpredictable monthly expenses associated with household maintenance and the needs of a family of 5 (home/auto maintenance, clothing/shoes, unexpected school expenses, birthday gifts, etc.). After these expenses are provided for, the remainder goes toward debt repayment (typically $700-$1000 per month). Thank you for your inquiry!

Member Payment Dependent Notes Series 373952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373952	$5,800	$5,800	13.16%	1.00%	January 26, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373952. Member loan 373952 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Aquatic Sales Solutions, Inc	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	Hopkins, MN

Home town:	Minneapolis
Current & past employers:	Aquatic Sales Solutions, Inc, Indoor Boat Storage
Education:	Bethel University

This borrower member posted the following loan description, which has not been verified:

My credit card debt is just under 6K on one Visa with a 20% APR. Recently I paid off my auto loan which totalled 6996 early, in 12 month installments of 583. I made a double payment in January 2009 to finish it off. With that debt out of the way I can aggresively take down my Visa bill. However, I need to get out from under the 20% APR.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,105.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373954	$4,200	$4,200	9.32%	1.00%	January 21, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373954. Member loan 373954 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Department of Education	Debt-to-income ratio:	3.33%
Length of employment:	6 months	Location:	Little Rock, AR

Home town:
Current & past employers:	Department of Education
Education:	University of Arkansas at Little Rock

This borrower member posted the following loan description, which has not been verified:

Loan for small home improvement project.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,127.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your schedule to pay down your revolving credit balance?	Hello- Revolving credit balance is currently zero. I'm not sure which information LendingClub is using but I believe that information is out of date. The revolving credit balance with Bank of America has since been paid off. I'm electing not to use the revolving balance line of credit for the home improvement because its interest rate is higher than LendingClub's. Thanks

Member Payment Dependent Notes Series 373980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373980	$2,400	$2,400	16.00%	1.00%	January 21, 2009	January 30, 2012	January 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373980. Member loan 373980 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ITN Marketing Consultants, LLC	Debt-to-income ratio:	0.93%
Length of employment:	2 years	Location:	Delray Beach, FL

Home town:	Virginia Beach
Current & past employers:	ITN Marketing Consultants, LLC
Education:	PBCC

This borrower member posted the following loan description, which has not been verified:

ITN Marketing Consultants, LLC is releasing a new You Tube style site and is seeking a loan to help cover the development and marketing cost. We plan to release the site on Feb 1st to our Beta Users and publicly release the site on Feb 21st, 2009. We have already made agreements to publish unique content on our site. You can see our current company sites at beta.ImproveTrafficNow.com or itnSEM.com. Thank you again feel free to ask any questions.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,024.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374005	$8,000	$8,000	16.00%	1.00%	January 27, 2009	January 29, 2012	January 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374005. Member loan 374005 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Visao, LLC	Debt-to-income ratio:	23.13%
Length of employment:	1 year 6 months	Location:	Deltona, FL

Home town:	Miami
Current & past employers:	Visao, LLC, SugarCRM, The Kramer Group, Harte-Hanks, Walt Disney Co.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Our company specializes in web development, establishing online businesses, ecommerce, email marketing, and crm implementations. The goal will be to assist start-ups and small businesses setup their online businesses, utilize open-source and saas / paas technologies, and reduce overall IT costs. Description of usage: Marketing - $2500 - Use tools such as Jivox and Spot Runner to run nationwide web and tv ad campaigns. Setup affiliate programs to widen exposure. Hardware / Software - $3000 - Server (Virtualized) for Software Demonstrations, Development, and Testing. Colo Hosting, TechNet Subscription Reseller / Partnership Fees - $3000 - Allows software packages to be repackaged / re-branded and sold under our company Training / Education - $1500 - Training materials, online / onsite workshops. Establish social network to educate start-ups and small businesses on saving money, consolidating systems, and effective online marketing initiatives

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	73
Revolving Credit Balance:	$31,006.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this the web site of the business: http://www.visaocompany.com/	Yes it is.

Member Payment Dependent Notes Series 374258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374258	$3,000	$3,000	13.47%	1.00%	January 27, 2009	January 31, 2012	January 31, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 374258. Member loan 374258 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	galena park isd	Debt-to-income ratio:	17.68%
Length of employment:	20 years	Location:	houston, TX

Home town:	lufkin
Current & past employers:	galena park isd
Education:	texas a&M university

This borrower member posted the following loan description, which has not been verified:

pay off a higher interest loan

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$198.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please list your monthly payments? Do you have any major purchases coming up in the near future.	Hello. I pay the following: 600-rent 600-car note 200- general bills that is all. I have one credit card with a 250 balance.
What is the higher interest loan you are planning to re-pay?	it is from citifinancial and is at 27%.
Can you explain the delinquencies, please?	Exactly what deliquencies? I will be happy to explain.

Member Payment Dependent Notes Series 374570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374570	$8,000	$8,000	19.47%	1.00%	January 26, 2009	February 2, 2012	February 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374570. Member loan 374570 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,960 / month
Current employer:	SERVICE BY AIR	Debt-to-income ratio:	18.18%
Length of employment:	11 years 6 months	Location:	PARK HILLS, KY

Home town:	COVINGTON
Current & past employers:	SERVICE BY AIR, BURLINGTON AIR EXPRESS
Education:	NORTHERN KY UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt into one monthly payment @ a lower interest rate. I have medical expenses,taxes & credit card debt. I have been @ the same company for almost 12years (July 2009). I pay my bills on time every month. I want to get my financial situation manageable. I'm currently paying 21-25% interest rate. My goal is to have this paid off in 3 years or less & purchase a home.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,537.00	Public Records On File:	1
Revolving Line Utilization:	98.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the public record on file? What are your taxes and medical expenses?	I filed for bankruptcy back in 2001. We put my father in a nursing home & I had to pay 350 a month to help out, also I was diagnosed with Multiple Sclerosis the same year. I owe 2100 to federal income tax, which I make payments on monthly. I currently owe 880.00 in medical bills which I'm making monthly payments. I'm not one to avoid paying what I owe. I want to get everything consolidated into one payment so I can get my bills paid off quicker @ a lower interest rate. My goal is to buy a house. I'm single & have no tax write offs. I hope I answered everything you wanted to know. If you have any other questions please feel free to email me again. Thank you for taking the time to look at my listing. Have a great night.
Just curious about your job situation. Do you believe that you have a secure job? If by some chance you were to be fired, would you be able to find a job quickly and at a similar pay level?	Yes, I do believe my job is secure. I work for a freight forwarder which we ship mostly medical supplies, empty caskets, etc. I handle the billing & collections for our company I will be there 12 years this summer. If something were to happen, I don't believe I would have a problem finding another job @ the same pay level. I have customer service experience, along with accounting & collections. Once again I have no doubt that my job is secure. My company is sound & secure. Thank you for taking the time to look at my listing.

Member Payment Dependent Notes Series 374658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374658	$1,800	$1,800	8.00%	1.00%	January 27, 2009	February 6, 2012	February 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374658. Member loan 374658 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,027 / month
Current employer:	JACOBS ENGINEERING	Debt-to-income ratio:	0.18%
Length of employment:	24 years 4 months	Location:	ARLINGTON, VA

Home town:	Newark
Current & past employers:	JACOBS ENGINEERING
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

This loan will be used to replace my exisiting laptop with an updated model.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1975	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,044.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374666	$7,200	$7,200	9.63%	1.00%	January 26, 2009	February 3, 2012	February 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374666. Member loan 374666 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,262 / month
Current employer:	Goodrich	Debt-to-income ratio:	12.53%
Length of employment:	1 year 7 months	Location:	Fairfield, CA

Home town:
Current & past employers:	Goodrich, Ashland
Education:	UC Davis

This borrower member posted the following loan description, which has not been verified:

I just purchased a new vehicle and would like to combine the two cars I own into one monthly payment. Both cars are from 2006. Remaining balances are: Car 1.) 2500 Car 2.) 8500 Car values are as follows (KBB private party good condition): Car 1.) 11000 Car 2.) 12000 I have a stable job as a pricing analyst working for a defense company in Northern California. I am a family man with one little boy and a loving wife. Feel free to ask me questions. I own a home with a very low monthly payment (FHA certified loan). I am also a UC Davis undergraduate with a degree in economics. By combining these loans into one (I will pay the remaining balance of $3800 with cash reserves) I will be able to lower my monthly payments to $250 and use the excess funds to pay down the principle.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,596.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Aren't car loans at a lower interest rate than offered here? You'd be lowering your payment because you're using your cash reserves to pay down $3800 and maybe you'll also lengthen the remaining duration of your loan to 3 years. But the net economic value of moving to unsecured may be negative. You're the pricing analyst with an Econ degree, so maybe you already thought of this and don't mind paying extra just to consolidate payments.	When I reviewed my paperwork, it appears that I will save a net of ~$700 in interest due to the shorter duration of the loan. In addition, the shorter duration plus my personal agenda of always paying down the principle every month will assist me in paying off this loan within 1.5 years (expected). Note, my analysis does not account for the investment returns on cash, however I value a debt free slate higher than the returns currently available in the volatile market. My goal is to be debt free by 2010 (no car loans, no installment loans, just a mortgage payment). As you can see on my profile, my DTI is very low and I strive to always stay that way. Thank you for the inquiry.

Member Payment Dependent Notes Series 374884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374884	$6,000	$6,000	9.63%	1.00%	January 26, 2009	February 4, 2012	February 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374884. Member loan 374884 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Google Inc.	Debt-to-income ratio:	0.28%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Google Inc., Japan Exchange & Teaching Program (JET)
Education:

This borrower member posted the following loan description, which has not been verified:

Just moved into new place and need oan to purchase new furniture/TV. =)

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,070.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375174	$4,000	$4,000	8.00%	1.00%	January 27, 2009	February 5, 2012	February 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375174. Member loan 375174 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Blue Cross Blue Shield	Debt-to-income ratio:	8.97%
Length of employment:	9 years 2 months	Location:	Novi, MI

Home town:
Current & past employers:	Blue Cross Blue Shield
Education:

This borrower member posted the following loan description, which has not been verified:

I have a great credit history and a stable job. I have invested in Lending Club also. I really don?t need a loan. I just wanted to borrow small amount ($4000) to test how the process works so I can borrow again quickly if there is an emergency. In the mean while I can use this loan to pay off my credit card balance that I incurred during Christmas. I usually pay my credit card balance in full every month.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,498.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to lending club your revolving balances are $51,498.00. Is this credit card debt?	No. This is my very low interest rate home equity line of credit that I used to finance a rental property.

Prospectus Supplement (Sales Report) No. 15 dated January 27, 2009